Exhibit 99.1

Ocean Power Technologies Announces “Merrows”: A Consolidated Solution for Maritime Domain Awareness,

Ocean Security is National Security ™ Services for the Defense, National Secrurity, and Offshore Industries

MONROE TOWNSHIP, NJ, April 2, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced Merrows, a projected significant step forward to enhance maritime domain awareness (MDA) and underline the critical importance of ocean security’s role in national security. Merrows will be OPT’s groundbreaking consolidated solution offering for comprehensive ocean surveillance. This initiative, which builds on OPT’s recently completed R&D efforts, demonstrates the company’s commitment to safeguarding the world’s oceans through advanced technology and innovation.

Maritime Domain Awareness represents a complex challenge that encompasses the collection and transmission of data relating to all aspects of, on, under, adjacent to, or bordering on a sea, ocean, or other navigable waterway. OPT’s approach to addressing this challenge involves the deployment of sophisticated Command, Control, Communications, Computers, Cyber, Intelligence, Surveillance, and Reconnaissance (C5ISR) systems. These systems are integrated within OPT’s roaming technologies, such as the Wave Adaptive Modular Vessel (WAM-V), and resident technologies, like the PowerBuoys (PB), to offer an unparalleled level of surveillance and data analysis capability.

The data collected by OPT’s technologies, underscores the company’s unique position as a system of systems provider. What sets OPT apart is its ability to enhance these data collection capabilities by integrating the WAM-V and PB systems. This integration enables the use of Artificial Intelligence and Machine Learning not only to improve data accuracy and operational efficiency but also delivery actionable intelligence.

Philipp Stratmann, CEO of Ocean Power Technologies, emphasized the importance of this new planned offering, stating, “With the launch of Merrows, we are not just introducing an overarching solution offering but a pivotal shift in how we view and protect our oceans. Ocean security is national security, and through Merrows, OPT is dedicated to providing the technologies and insights necessary to secure our maritime domains. The combination of our roaming and resident solutions, and our capabilities as a system of system provider, enable the use of predictive analytics and Artificial Intelligence for Maritime Domain Awareness.”

As Ocean Power Technologies begins to roll out “Merrows” to its customers, this solution offering stands as a testament to the company’s dedication to innovation, security, and the protection of global waterways.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including with respect to the anticipated successful commercial rollout and acceptance of the Merrows initiative. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com